Exhibit 99.1

Visant Investor Contact: Paul Carousso, Senior Vice President, Chief Financial Officer, Tel: 914/595-8218, E-mail: paul.carousso@visant.net

VISANT ANNOUNCES SALE OF LEHIGH DIRECT BUSINESS

Strategic Consolidation of Well Respected Industry Players

ARMONK, NY and BROADVIEW, IL – July 15, 2014 — Visant Corporation today announced the sale of its Lehigh Direct business to SG360, a Segerdahl company. Lehigh Direct, which provides services in the production of highly personalized direct marketing programs, had been part of Visant since the inception of Visant in 2004. The transaction includes the sale of the company’s operations located in Broadview, Illinois.

Commenting on the sale, Mr. Marc Reisch, CEO and President of Visant, stated, “the transaction creates a strategic combination of industry players which will allow the Lehigh business to even better serve its customers with innovative and superior services to support their marketing programs”. He further commented, “this transaction is a part of Visant’s strategy of availing itself of strategic opportunities for transacting on businesses in the Visant portfolio and delevering”.

About Visant

Visant Corporation is a leading marketing and publishing services enterprise servicing the school affinity, direct marketing, fragrance and cosmetics sampling and packaging and educational and trade publishing segments. Visant is controlled by affiliates of KKR and DLJ Merchant Banking. For more information on Visant, please visit the company’s web site at www.visant.net.

No Offer or Solicitation

This news release does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities, nor shall there be any offer, sale, issuance, exchange or transfer of any securities in any state or jurisdiction in which such offer, sale, issuance, exchange or transfer would be unlawful.

Use of Forward-Looking Statements

This news release contains “forward-looking statements”. Forward-looking statements are not historical facts, but rather predictions and generally can be identified by use of statements that include such words as “may”, “might”, “will”, “should”, “estimate”, “project”, “plan”, “anticipate”, “expect”, “intend”, “outlook”, “believe” and other similar expressions that are intended to identify forward-looking statements and information. These forward-looking statements are based on estimates and assumptions by management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. Actual results may differ materially from current expectations.

Readers are cautioned not to place undue reliance on these forward-looking statements, and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release, are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements and risk factors contained in Visant’s filings with the Securities and Exchange Commission. Visant undertakes no obligation to update publicly or revise any forward-looking statements in light of new information, future events or otherwise, except as required by law.

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